CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-259093) of C21 Investments Inc. (the "Company") of our report dated August 1, 2024, relating to the consolidated financial statements of the Company as of and for the two month period ended March 31, 2024, included in this Transition Report on Form 20-F/A for the two month period ended March 31, 2024.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

March 6, 2025